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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): June 28, 2004


                         BRISTOL-MYERS SQUIBB COMPANY
            (Exact Name of Registrant as Specified in its Charter)


         Delaware                   1-1136                     22-079-0350
(State or Other Jurisdiction  (Commission File Number)        (IRS Employer
     of Incorporation)                                    Identification Number)
                                345 Park Avenue
                              New York, NY 10154
                    (Address of Principal Executive Office)
      Registrant's telephone number, including area code: (212) 546-4000

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Item 5.   OTHER EVENTS

     Incorporated by reference in its entirety is a press release issued by the Registrant on June 28, 2004, attached as exhibit 99.1, concerning the announcement today that it expects to increase its reserves for liabilities related to previously disclosed legal matters by approximately $400 million. These reserve increases are expected to be reflected as pre-tax charges to the Registrant's Company's earnings in the second quarter of 2004.


Item 7(c) .   EXHIBITS

Exhibit 99.1 - Press release dated June 28, 2004, announcing that the Registrant expects to increase its reserves for liabilities by approximately $400 million for previously disclosed legal matters.



                                   SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BRISTOL-MYERS SQUIBB COMPANY


                                        By:  /s/ Sandra Leung
                                        -------------------------------------
                                        Sandra Leung
                                        Secretary


Dated: June 28, 2004

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                                 EXHIBIT INDEX

Exhibit
Number    Description
-------   -----------------------------------------------------------------
99.1 Press release dated June 28, 2004, announcing that the Registrant expects to increase its reserves for liabilities.